U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 31, 2012

THERMODYNETICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-10707	06-1042505
[State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

651 Day Hill Road, Windsor, Connecticut	06095
(Address of principal executive offices)	(Zip Code)

860-683-2005
(Registrant's telephone number)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[_]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors: Retirement.

(b) On March 31, 2012 Mr. John J. Hughes, a director of the Company since 2003, retired from his position as a director.  The directors and officers of the Company expressed their sincere appreciation for the valuable service and assistance Mr. Hughes provided to the Company during his tenure on the board.  The Company is not aware of any disagreement between Mr. Hughes and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

(Registrant)
THERMODYNETICS, INC.

By:	/s/ Robert A. Lerman
Robert A. Lerman, President

Date:	April 2, 2012